                                                                     Exhibit 4.3

                             [FORM OF INSTRUCTIONS]

[LIBERTY MEDIA CORPORATION LOGO]

                INSTRUCTIONS FOR USE OF LIBERTY MEDIA CORPORATION

                               RIGHTS CERTIFICATES

                    _____________________________________________


                CONSULT [________________] OR YOUR BANK OR BROKER
                               AS TO ANY QUESTIONS

            The following instructions relate to a rights offering (the "Rights Offering") by Liberty Media Corporation, a Delaware corporation (the "Company"), to the holders of its Series A common stock, par value $0.01 per share (the "Series A Common Stock"), and to the holders of its Series B common stock, par value $0.01 per share (the "Series B Common Stock" and together with the Series A Common Stock, the "Common Stock"), as described in the Company's prospectus dated _________, 2002 (the "Prospectus"). Holders of record of shares of Series A Common Stock at the close of business on _______, 2002 (the "Record Date") are receiving 0.___ transferable subscription rights (the "Series A Rights") for each share of Series A Common Stock held by them on the Record Date. Each whole Series A Right is exercisable, upon payment of $_____ as described below (the "Series A Subscription Price"), to purchase one share of Series A Common Stock (the "Series A Basic Subscription Privilege"). Holders of record of shares of Series B Common Stock at the close of business on the Record Date are receiving 0.____ transferable subscription rights (the "Series B Rights" and together with the Series A Rights, the "Rights") for each share of Series B Common Stock held by them on the Record Date. Each whole Series B Right is exercisable, upon payment of $_____ as described below (the "Series B Subscription Price"), to purchase one share of Series B Common Stock (the "Series B Basic Subscription Privilege" and together with the Series A Basic Subscription Privilege, the "Basic Subscription Privilege"). In addition, subject to the proration described below, each holders of record of Rights ("Rightsholders") who fully exercises its Basic Subscription Privilege with respect to all Rights of a given series that it holds in the same capacity pursuant to a single rights certificate also has the right to subscribe at the applicable Subscription Price for additional shares of the applicable series of Common Stock (the "Oversubscription Privilege"). If shares of either series of Common Stock being offered in the Rights Offering remain available for subscription following the exercise of the Basic Subscription Privilege by Rightsholders of the applicable series prior to the Expiration Time, as defined below (the "Excess Shares"), Rightsholders of the applicable series may exercise their Oversubscription Privilege to subscribe for a number of Excess Shares. If there are not a sufficient number of Excess Shares to satisfy all subscriptions pursuant to the Oversubscription Privilege, the available shares will be allocated pro rata among Rightsholders of the applicable series exercising their Oversubscription Privilege in proportion to the number of shares each such Rightsholder purchased pursuant to its Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Rightsholder being allocated a greater number of Excess Shares than such Rightsholder subscribed for pursuant to the exercise of such Rightsholder's Oversubscription Privilege, then such Rightsholder will be allocated only such number of Excess Shares as such Rightsholder subscribed for, and the remaining Excess Shares will be allocated among all other Rightsholders exercising their Oversubscription Privilege.

            No fractional Rights or cash in lieu thereof will be issued or paid. The number of total Rights distributed to each shareholder of the Company has been rounded up to the nearest whole number in order to avoid issuing fractional Rights. Nominee holders of Common Stock that hold, on the Record Date, shares for the account(s) of more than one beneficial owner may exercise the number of Rights to which all such beneficial owners in the aggregate would otherwise have been entitled if they had been direct record holders of Common Stock on the Record Date, provided such nominee holder makes a proper showing to the Subscription Agent, as determined in the Company's sole and absolute discretion.

            The Subscription Price is payable in cash or by exchange of any of the following debt securities of the Company (the "Debt Securities") for the number of shares indicated in the table below:


 DEBT SECURITIES                     CUSIP
                                     NUMBER        FOR EACH  $1,000 PRINCIPAL
                                                          AMOUNT TENDERED:
                                                    SERIES A     OR      SERIES B
                                                     SHARES               SHARES
 7 7/8% senior notes due July 15,    530715AB7     [_______]            [_______]
 2009
 8 1/2% senior debentures due        530715AD3     [_______]            [_______]
 January 15, 2029
 8 1/4% senior debentures due        530715AJ0     [_______]            [_______]
 February 1, 2030
 7 3/4% senior notes due July 15,    530718AA3     [_______]            [_______]
 2009


            The Rights will expire at 5:00 p.m., New York City time, on _______, 2002, unless extended as described in the Prospectus (the "Expiration Time"). [The Series A Rights and Series B Rights are each listed for trading on the New York Stock Exchange under the symbols "__" and "__", respectively.]

            The number of Series A Rights to which a holder of Series A Common Stock is entitled is printed on the face of that holder's "Series A Rights Certificate," and the number of Series B Rights to which a holder of Series B Common Stock is entitled is printed on the face of that holder's "Series B Rights Certificate" (any such certificate, a "Rights Certificate"). You should indicate your wishes with regard to the exercise, assignment, transfer or sale of your Rights by completing the appropriate form or forms on the applicable Rights Certificate and returning it to the Subscription Agent in the envelope provided.

            YOUR RIGHTS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR RIGHTS CERTIFICATE MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE MUST BE RECEIVED, AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS, BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION TIME. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1.    SUBSCRIPTION PRIVILEGE.

            To exercise Rights, complete Form 1 and deliver your properly completed and executed Rights Certificate, together with payment in full of the Subscription Price for each share of the applicable series of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent.

            Payment of the applicable Subscription Price must be made for the full number of shares of the applicable series of Common Stock being subscribed for by (a) certified or personal check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order payable to: ______________, as Subscription Agent, (b) wire transfer of immediately available funds to the account maintained by the Subscription Agent for such purpose at ____________, [CITY], [STATE], ABA No. ____________, Attention: ________________, (c) by
delivery of Debt Securities then held pursuant to the book-entry delivery procedures set forth in the Prospectus or (d) a combination of the foregoing. THE SUBSCRIPTION PRICE WILL BE DEEMED TO HAVE BEEN RECEIVED BY THE SUBSCRIPTION AGENT ONLY UPON (I) THE CLEARANCE OF ANY UNCERTIFIED CHECK, (II) THE RECEIPT BY THE SUBSCRIPTION AGENT OF ANY CERTIFIED CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR OF ANY POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER, (III) THE RECEIPT OF COLLECTED FUNDS IN THE SUBSCRIPTION AGENT'S ACCOUNT REFERRED TO ABOVE OR (IV) RECEIPT BY THE SUBSCRIPTION AGENT OF AN AGENT'S MESSAGE PURSUANT TO THE BOOK-ENTRY DELIVERY PROCEDURES SET FORTH IN THE PROSPECTUS.

            If paying by uncertified personal check, please note that the funds paid thereby may take five business days or more to clear. Accordingly, Rightsholders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.



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
            Alternatively, you may cause a written guarantee substantially in the form enclosed herewith (the "Notice of Guaranteed Delivery") from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Time, together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Rights Certificate, the number of Rights being exercised pursuant to the Basic Subscription Privilege and the number of shares of the applicable series of Common Stock, if any, being subscribed for pursuant to the Oversubscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed Rights Certificate within three business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Rights Certificate must be received by the Subscription Agent within three business days of the Notice of Guaranteed Delivery.

            Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent, at the address, or by calling the telephone number, indicated below.

            Banks, brokers, trusts, depositaries or other nominee holders of the Rights who exercise the Rights on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company on a Nominee Holder Certification Form, in connection with any exercise of the Oversubscription Privilege, the aggregate number of Rights that have been exercised and the number of shares of the applicable series of Common Stock that are being subscribed for pursuant to the Oversubscription Privilege by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more shares of the applicable series of Common Stock are subscribed for pursuant to the Oversubscription Privilege than are available for sale, such shares will be allocated, as described above, among Rightsholders exercising their applicable Oversubscription Privilege in proportion to their exercise of Rights pursuant to their applicable Basic Subscription Privilege.

            The address and telecopier numbers of the Subscription Agent are as follows:

        By Courier:              Registered Mail:              By Hand:



                             Facsimile Transmission:
                          (Eligible Institutions Only)
                                 (___) ___-____

                      To confirm receipt of facsimile only:
                                 (___) ___-____

            The address and telephone numbers of the Information Agent, for inquiries, information or requests for additional documentation are as follows:

                                [_________________
                                 _________________
                                   ____________

                 Banks and Brokers Call Collect: (___) ___-____
                   All Others Call Toll Free: (800) ___-____]

            If you exercise less than all of the Rights evidenced by your Rights Certificate by so indicating on Form 1 of your Rights Certificate, you may either (a) use Form 2 to transfer your remaining unexercised Rights (but no fractional Rights) to a designated transferee or to assign them to a bank or broker to sell for you, (b) use Form 3 to direct the Subscription Agent to attempt to sell the unexercised Rights (but no fractional Rights) on your behalf, (c) use Form 4 to provide separate instructions for the Subscription Agent directing an alternate disposition of your unexercised Rights (which instructions must be guaranteed by an Eligible Institution) or (d) the Subscription Agent will issue you a new Rights Certificate evidencing the unexercised Rights (see Paragraph 4 of these "Instructions

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
For Use of Liberty Media Corporation Rights Certificates"). If you choose to have any such new Rights Certificate delivered to a different address, use Form 4 to provide separate instructions for the Subscription Agent as to such delivery (which instructions must be guaranteed by an Eligible Institution). If you choose to have a new Rights Certificate sent, you may not receive any such new Rights Certificate in sufficient time to permit the exercise, assignment, transfer or sale of the Rights evidenced thereby.

            If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price transmitted or delivered by you, and to the extent that the Subscription Price transmitted or delivered by you exceeds the product of the Subscription Price multiplied by the number of whole Rights evidenced by the Rights Certificate(s) transmitted or delivered by you and no direction is given as to the excess (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of the applicable series of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the applicable Subscription Price, subject to the limit on the number of shares of the applicable series of Common Stock available to be purchased in the Rights Offering and applicable proration.

2.    CONDITIONS TO COMPLETION OF THE RIGHTS OFFERING.

            There are no conditions to the completion of the Rights Offering. However, the Company has the right to terminate the Rights Offering for any reason before the Rights expire.

3.    DELIVERY OF SHARES OF COMMON STOCK.

            The following deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary on Form 4.

            (a) Basic Subscription Privilege. As soon as practicable after the Expiration Time, the Subscription Agent will deliver to each validly exercising Rightsholder shares of the applicable series of Common Stock purchased pursuant to such exercise. Such shares will be issued in the same form, certificated or book-entry, as such Rightsholder's shares were held on the Record Date, unless instructions are otherwise provided on Form 4 of the applicable Rights Certificate (which instructions must be guaranteed by an Eligible Institution).

            (b) Oversubscription Privilege. As soon as practicable after the Expiration Time, the Subscription Agent will deliver to each Rightsholder who validly exercises the Oversubscription Privilege the number of shares of the applicable series of Common Stock allocated to and purchased by such Rightsholder pursuant to the Oversubscription Privilege. Such shares will be issued in the same form, certificated or book-entry, as such Rightsholder's shares were held on the Record Date, unless instructions are otherwise provided on Form 4 of the applicable Rights Certificate (which instructions must be guaranteed by an Eligible Institution). See "The Rights Offering -- Subscription Privileges" in the Prospectus.

            (c) Return of Excess Payments. As soon as practicable after the Expiration Time, the Subscription Agent will promptly deliver to each Rightsholder who exercises the Oversubscription Privilege any excess funds paid or Debt Securities tendered for exchange, without interest or deduction (except that interest will continue to accrue on any tendered Debt Securities), received in payment of the Subscription Price for each share of the applicable series of Common Stock that is subscribed for by, but not allocated to, such Rightsholder pursuant to the Oversubscription Privilege.

4.    TO SELL OR TRANSFER RIGHTS.

            (a) Sale of All Rights through a Broker, Dealer or Nominee. To have a broker, dealer or nominee sell all the unexercised Rights (but no fractional Rights) evidenced by a Rights Certificate for you, so indicate on Form 2 and deliver your properly completed and executed Rights Certificate to your broker, dealer or nominee. Your Rights Certificate should be delivered to your broker, dealer or nominee in ample time for it to be

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
processed by the Subscription Agent. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Rights evidenced by such Rights Certificate for all purposes, and neither the Subscription Agent nor the Company shall be affected by any notice to the contrary.

            (b) Sale of Less than All Unexercised Rights through a Broker, Dealer or Nominee. Because your broker, dealer or nominee cannot issue Rights Certificates, if you wish to sell less than all of the unexercised Rights (but no fractional Rights) evidenced by a Rights Certificate, so indicate on Form 2, and either you or your broker, dealer or nominee must separately instruct the Subscription Agent as to the action to be taken with respect to the unexercised Rights (but no fractional Rights) not sold. Such instructions should be guaranteed by an Eligible Institution. Alternatively, you or your broker, dealer or nominee may first have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Paragraph 5 below. Each Rights Certificate evidencing the number of Rights you intend to sell can then be transferred by your broker, dealer or nominee in accordance with the instructions in Paragraph 4(a).

            (c) Transfer of All or Less than All Unexercised Rights to One Designated Transferee. To transfer all of your unexercised Rights to a designated transferee other than a broker, dealer or nominee, you must complete Form 2 in its entirety, execute the Rights Certificate and have your signature guaranteed by an Eligible Institution. A Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Rights Certificate issued. If you wish to transfer less than all of your unexercised Rights (but no fractional Rights) to one designated transferee, execute the Rights Certificate and separately instruct the Subscription Agent as to the action to be taken with respect to the unexercised Rights not transferred. Such instructions should be substantially in the form of Form 2 and should be guaranteed by an Eligible Institution. If no such instructions are received, the Subscription Agent will issue you a new Rights Certificate evidencing the unexercised Rights. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Rights evidenced by such Rights Certificate for all purposes, and neither the Subscription Agent nor the Company shall be affected by any notice to the contrary.

            (d) Transfer of All or Less than All Unexercised Rights to More than One Designated Transferee. Because only the Subscription Agent can issue Rights Certificates, if you wish to transfer all or less than all of the unexercised Rights (but no fractional Rights) evidenced by your Rights Certificate to more than one designated transferee, so indicate one such transfer on Form 2 and separately instruct the Subscription Agent as to the action to be taken with respect to the remaining unexercised Rights. Such instructions should be substantially in the form of Form 2 and should be guaranteed by an Eligible Institution. Alternatively, you may first have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Paragraph 5 below. Each Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in Paragraph 4(c).

            (e) Sale of All Unexercised Rights Through the Subscription Agent. To sell all unexercised Rights (but no fractional Rights) evidenced by a Rights Certificate through the Subscription Agent, so indicate on Form 3 and deliver your properly completed and executed Rights Certificate to the Subscription Agent. IF THE SUBSCRIPTION AGENT SELLS ANY OF YOUR RIGHTS OF A GIVEN SERIES, SUCH RIGHTS WILL BE DEEMED TO HAVE BEEN SOLD AT THE WEIGHTED AVERAGE NET SALE PRICE OF ALL RIGHTS OF THAT SERIES SOLD BY THE SUBSCRIPTION AGENT. Promptly following the Expiration Time, the Subscription Agent will send the holder a check for the net proceeds from the sale of any Rights sold. The Subscription Agent's obligation to execute sell orders is subject to its ability to find buyers for the Rights. NO ASSURANCE CAN BE GIVEN THAT A MARKET WILL DEVELOP OR BE MAINTAINED FOR THE RIGHTS OR THAT THE SUBSCRIPTION AGENT WILL BE ABLE TO SELL ANY RIGHTS. You must have your order to sell your Rights to the Subscription Agent before 11:00 a.m., New York City time, on ________, 2002, the fifth business day before the Expiration Time. If the Subscription Agent cannot sell your Rights by 5:00 p.m., New York City time, on _________, 2002, the third business day before the Expiration Time, the Subscription Agent will hold your Rights Certificate for pick up by you at the Subscription Agent's hand delivery address provided above. We encourage you to review the discussion in the Prospectus under the heading "The Rights Offering -- Method of Transferring and Selling Rights -- Sales of Rights Through the Subscription Agent."

            (f) Sale of Less than All Unexercised Rights Through the Subscription Agent. If you wish to sell less than all of the unexercised Rights (but no fractional Rights) evidenced by a Rights Certificate, so indicate on Form 3 and separately instruct the Subscription Agent as to the action to be taken with respect to the unexercised Rights not sold. Such instructions should be substantially in the form of Form 2 and should be guaranteed by an Eligible Institution. Alternatively, you may first have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Paragraph 5 below. The Rights Certificate evidencing the number of unexercised Rights you intend to transfer can then be transferred by following the instructions in Paragraph 4(e). IF THE SUBSCRIPTION AGENT SELLS ANY OF YOUR RIGHTS OF A GIVEN SERIES, SUCH RIGHTS WILL BE DEEMED TO HAVE BEEN SOLD AT THE WEIGHTED AVERAGE SALE PRICE OF ALL RIGHTS OF THAT SERIES SOLD BY THE SUBSCRIPTION AGENT. Promptly following the Expiration Time, the Subscription Agent will send the holder a check for the net proceeds from the sale of any Rights sold. The Subscription Agent's obligation to execute sell orders is subject to its ability to find buyers for the Rights. NO ASSURANCE CAN BE GIVEN THAT A MARKET WILL DEVELOP OR BE MAINTAINED FOR THE RIGHTS OR THAT THE SUBSCRIPTION AGENT WILL BE ABLE TO SELL ANY RIGHTS. You must have your order to sell your Rights to the Subscription Agent before 11:00 a.m., New York City time, on _________, 2002, the fifth business day before the Expiration Time. If the Subscription Agent cannot sell your Rights by 5:00 p.m., New York City time, on ______, 2002, the third business day before the Expiration Time, the Subscription Agent will hold your Rights Certificate for pick up by you at the Subscription Agent's hand delivery address provided above. We encourage you to review the discussion in the Prospectus under the heading "The Rights Offering -- Method of Transferring and Selling Rights -- Sales of Rights Through the Subscription Agent."

5.    TO HAVE A RIGHTS CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS.

            Send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided), signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so that they can be used prior to the Expiration Time. Alternatively, you may assign your unexercised Rights to a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Rights Certificates are to be issued in a name other than that in which the old Rights Certificate was issued or are to be delivered to an address other than the one set forth on the face of the old Rights Certificate. Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Rights Certificate(s) in time to enable the Rightsholder to complete a sale, exercise or transfer by the Expiration Time. Neither the Company nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

            Nominee holders of Common Stock that hold, on the Record Date, shares for the account(s) of more than one beneficial owner may exercise the number of Rights to which all such beneficial owners in the aggregate would otherwise have been entitled if they had been direct record holders of Common Stock on the Record Date, provided such nominee holder makes a proper showing to the Subscription Agent, as determined in the Company's sole and absolute discretion.

6.    EXECUTION.

            (a) Execution by Registered Holder(s). The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. If the Rights Certificate is registered in the names of two or more joint owners, all of such owners must sign. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

            (b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority, in its sole and absolute discretion.

            (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to have a broker, dealer or nominee or the Subscription Agent sell less than all of your unexercised Rights, as specified in Paragraphs 4(b) and/or 4(f), or to transfer all or less than all of your Rights to any designated transferee(s) other than a broker, dealer or nominee, as specified in Paragraphs 4(c) or 4(d) above, or if you specify special payment or delivery instructions pursuant to Form 4.

7.    METHOD OF DELIVERY.

            The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rightsholder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to the Expiration Time.

8. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

            In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of the applicable series of Common Stock subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in respect of DTC Exercised Rights may not be exercised through DTC. The holder of a DTC Exercised Right may exercise the Oversubscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to the Subscription Agent at or prior to the Expiration Time, a DTC Participant Oversubscription Exercise Form and a Nominee Holder Certification Form, available from the Subscription Agent, together with payment of the appropriate Subscription Price for the number of shares of the applicable series of Common Stock for which the Oversubscription Privilege is to be exercised.

            If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form and a Nominee Holder Certification Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege on or prior to the Expiration Time.

9. SPECIAL PROVISIONS RELATING TO TENDER OF DEBT SECURITIES THROUGH THE DEPOSITORY TRUST COMPANY.

            All of the Debt Securities are held through the facilities of DTC. Your payment of the Subscription Price by means of an exchange of Debt Securities will be deemed to have been received by the Subscription Agent only when you have tendered the Debt Securities pursuant to the book-entry delivery procedures set forth below. Within two business days after the date of the Prospectus, the Subscription Agent will establish an account with respect to the Debt Securities at DTC for purposes of the Rights Offering. Any financial institution that is a participant in the DTC system may make book-entry delivery of the Debt Securities by causing DTC to transfer those Debt Securities into the Subscription Agent's account in accordance with DTC's procedure for such transfers. Although delivery of Debt Securities may be effected through book-entry at DTC, an agent's message and any other required documents must be transmitted to and received by the Subscription Agent by the Expiration Time. Delivery of such documents to DTC does not constitute delivery to the Subscription Agent. To effectively tender Debt Securities in the Rights Offering that are held through DTC, DTC participants should transmit their acceptance through DTC's Automated Tender Offer Program, and DTC will then edit and verify the acceptance and send an agent's message to the Subscription Agent for its acceptance. To effectively tender Debt Securities in the Rights Offering that are held of record by a broker, dealer or other nominee, the beneficial owner of the Debt Securities must instruct the recordholder to tender the Debt Securities on the beneficial owner's behalf. The term "agent's message" means a message transmitted by DTC to, and received by, the Subscription Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, stating that such participant has received and agrees to be bound by its exercise of the Rights Certificate, and that we may enforce the exercise of that Rights Certificate against that participant.


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
10.   SUBSTITUTE FORM W-9.

            Each Rightsholder who elects to exercise, sell or transfer the Rights through the Subscription Agent should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") and, where applicable, certification of such Rightsholder's exemption from backup withholding on Substitute Form W-9. Each foreign Rightsholder who elects to exercise, sell or transfer the Rights through the Subscription Agent should provide the Subscription Agent with certification of foreign status on Substitute Form W-8. Copies of Substitute Form W-8 and additional copies of Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number indicated above. Failure to provide the information on the form may subject such holder to 30% federal income tax withholding with respect to
(i) dividends that may be paid by the Company on shares of the applicable series of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights) or (ii) funds to be remitted to Rightsholders in respect of Rights sold by the Subscription Agent (for those holders electing to have the Subscription Agent sell their Rights for them).

                                       8